UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 7, 2018

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St., 29th Floor Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                      Entry into a Material Definitive Agreement

On May 7, 2018, First Hawaiian, Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Share Repurchase Agreement”) with BNP Paribas and BancWest Corporation (the “Selling Stockholder”), a subsidiary of BNP Paribas, pursuant to which the Company acquired from the Selling Stockholder 2,968,069 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Direct Share Repurchase”). Pursuant to the Share Repurchase Agreement, the per share purchase price paid by the Company was equal to $27.56, the same per share purchase price paid by the underwriters to the Selling Stockholder in connection with a registered public offering of shares of the Common Stock of the Company by the Selling Stockholder (the “Offering”) as described in a prospectus supplement, dated May 8, 2018, filed with the Securities and Exchange Commission on May 10, 2018. The Direct Share Repurchase was completed on May 10, 2018 for an aggregate purchase price of approximately $81.8 million.

The Share Repurchase Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

Item 8.01                      Other Events.

Concurrently with the Direct Share Repurchase, on May 10, 2018, the Selling Stockholder completed the sale of 15,300,000 shares of Common Stock of the Company in the Offering.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated May 8, 2018 (the “Underwriting Agreement”), by and among the Company, BNP Paribas, the Selling Stockholder, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.  Pursuant to the Underwriting Agreement, the Selling Stockholder has granted the underwriters an option to purchase up to an additional 1,530,000 shares of Common Stock at the per share public offering price less the underwriting discount, within 30 days from the date of the Underwriting Agreement.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. Exhibits 1.1. and 5.1 contained in Item 9.01 hereof are hereby incorporated by reference into the Registration Statement (File No. 333-224745) pursuant to which the Offering has been registered with the Securities and Exchange Commission.

Item 9.01                      Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 8, 2018, by and among the Company, BNP Paribas, BancWest Corporation, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

5.1	Opinion of Sullivan & Cromwell LLP.

10.1	Share Repurchase Agreement, dated as of May 7, 2018, among BNP Paribas, BancWest Corporation and the Company.

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 8, 2018, by and among the Company, BNP Paribas, BancWest Corporation, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

5.1	Opinion of Sullivan & Cromwell LLP.

10.1	Share Repurchase Agreement, dated as of May 7, 2018, among BNP Paribas, BancWest Corporation and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: May 10, 2018	By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chairman of the Board and Chief Executive Officer